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IMPORTANT NOTICE
FIDELITY CRIME DIVISION CLAIMS

Should this account have a potential claim situation, please contact:

Fidelity & Crime Claims Department

Great American Insurance Group

Five Waterside Crossing

Windsor, CT 06095

(860)	298-7330
(860)	688-8188 fax

CrimeClaims@gaig.com

SDM-683 (Ed. 08/14)

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FXS 1101 (Ed. 05 14)

FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

GREAT AMERICAN INSURANCE COMPANY
(herein called UNDERWRITER)

Bond No.: XSC 2638583 17 01

Named Insured: The Dreyfus Fund Incorporated and as more fully described in the Primary Investment Company Blanket Bond Layer

(herein called Insured)

Address:	200 Park Avenue
New York, NY 10166

The UNDERWRITER, in consideration of an agreed premium, and in reliance upon the statements and information furnished to the UNDERWRITER by the INSURED, and subject to the terms and conditions of the underlying coverage scheduled in Item 3. below, as excess and not contributing insurance, agrees to pay the INSURED for loss which:

(a)	Would have been paid under the Underlying but for the fact that such loss exceeds the limit of liability of the Underlying Carrier(s) listed in Item 3., and
(b)	for which the Underlying Carrier(s) has (have) made payment, and the Insured has collected, the full amount of the expressed limit of the Underlying Carrier's(s) liability.

Item 1.	Bond Period: from 12:01 a.m. on 01/31/2019 to 12:01 a.m. on	01/31/2020
	(inception)	(expiration)
Item 2.	Single Loss Limit of Liability at Inception: $ 75,000,000
Coverage(s) Provided:

Investment Company Blanket Bond Insuring Agreements: Fidelity, On Premises, In Transit, Forgery or Alteration, Securities, Counterfeit Currency, Computer Systems Fraud, Extended Computer Systems, Automated Telephone Systems, Fraudulent Transfer Instructions, Destruction of Data by Hacker, Destruction of Data by Virus, and Voice Initiated Transfer Fraud.

Item 3. Underlying Coverage Schedule:

A)	Company:	National Union Fire Insurance Company of Pittsburgh, PA
	Single Loss Limit:	$10,000,000
	Deductible Amount:	$50,000
	Bond Number:	01-123-91-98
	Bond Period:	from 12:01 a.m. on 01/31/2019 to 12:01 a.m. on 01/31/2020

FXS 1101 (Ed. 05/14)	(Page 1 of 2)

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B)	Company:	Federal Insurance Company
	Single Loss Limit:	$15,000,000
	Attachment Point:	$10,000,000
	Bond Number:	82307667
	Bond Period:	from 12:01 a.m. on 01/31/2019 to 12:01 a.m. on 01/31/2020

Item 4.	Coverage provided by this Bond is subject to the following attached Rider(s): 1 and 2

Item 5.	By acceptance of this Bond, you give us notice canceling prior Bond No. XSC 2638583 17, the cancellation to be effective at the same time this Bond become effective.

FXS 1101 (Ed. 05/14)	(Page 2 of 2)

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FXS 11 02 (Ed. 05 14)

RIDER NO. 1

EXCLUDE ALL SUB-LIMITED COVERAGE(S)

To be attached to and form part of Financial Institution Excess Follow Form Certificate

Bond No.: XSC 2638583 17 01

In favor of: The Dreyfus Fund Incorporated and as more fully described in the Primary Investment Company Blanket Bond Layer

It is agreed that:

1	.	Coverage provided by this Bond shall not respond as excess over any sub-limited coverage(s) that are part of the
Underlying Bond(s).

2	.	Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions,provisions, agreements or limitations of the above mentioned Bond other than as stated herein.

3	.	This Rider shall become effective as of 12:01 a.m. on 01/31/2019 standard time.

FXS 11 02 (Ed. 05/14)	(Page 1 of 1 )

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FXS 1105 (Ed. 05 14)

RIDER NO. 2

QUOTA-SHARE RIDER

To be attached to and form part of the Financial Institution Excess Follow Form Certificate

Bond No.: XSC 2638583 17 01

In favor of: The Dreyfus Fund Incorporated and as more fully described in the Primary Investment Company Blanket
Bond Layer

Issued by: Great American Insurance Company (hereinafter called Controlling Company)

It is agreed that:

1	.	The term "Underwriter" as used in the attached Bond shall be construed to mean, unless otherwise specified in this rider, all the Companies executing the attached Bond.

2	.	Each of said Companies shall be liable only for such proportion of any loss under the attached Bond as the amount underwritten by such Company, as specified in the Schedule forming a part hereof, bears to the aggregate amount of the attached Bond, but in no event shall any of said Companies be liable for an amount greater than that underwritten by it.

3	.	In the absence of a request from any of said Companies to pay premiums directly to it, premiums for the attached
Bond may be paid to the Controlling Company for the account of all of said Companies.

4	.	In the absence of a request from any of said Companies that notice of claim and proof of loss be given to or filed directly with it, the giving of such notice to and the filing of such proof with, the Controlling Company shall be deemed to be in compliance with the conditions of the attached Bond for the giving of notice of loss and the filing of proof of loss, if given and filed in accordance with said conditions.

5	.	The Controlling Company may give notice in accordance with the terms of the attached Bond, terminating or canceling the attached Bond as an entirety or as to any Employee or Insured, and any notice so given shall terminate or cancel the liability of all of said Companies as an entirety or as to such Employee or Insured, as the case may be.

6	.	Any Company other than the Controlling Company may give notice in accordance with the terms of the attached
Bond, terminating or canceling the entire liability of such other Company under the attached Bond or as to any
Employee or Insured.

7	.	In the absence of a request from any of said Companies that notice of termination or cancellation by the Insured of the attached Bond in its entirety be given to or filed directly with it, the giving of such notice in accordance with the terms of the attached Bond to the Controlling Company shall terminate or cancel the liability of all of said Companies as an entirety. The Insured may terminate or cancel the entire liability of any Company, other than the Controlling
Company, under the attached Bond by giving notice of such termination or cancellation to such other Company, and shall send copy of such notice to the Controlling Company.

8	.	If the attached Bond be terminated or cancelled as an entirety as herein provided or in any other manner, there shall be no liability under the attached Bond for any loss unless discovered prior to the expiration of that period after 12:01
a.m. on the effective date of such termination or cancellation which equals the period fixed in the attached Bond for the discovery of loss after such termination or cancellation. If, prior to the termination or cancellation of the attached

FXS 11 05 (Ed. 05/14)	(Page 1 of 3 )

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Bond as an entirety, the attached Bond be terminated or cancelled as herein provided as to any Company, there shall be no liability under the attached Bond on the part of such Company for any loss unless discovered prior to the expiration of that period after 12:01 a.m. on the effective date of such termination or cancellation which equals the period fixed in the attached Bond for the discovery of loss after the termination of the attached Bond as an entirety.

9. In the event of the termination or cancellation of the attached Bond as an entirety, no Company shall be liable to the Insured for a greater proportion of any return premium due the Insured than the amount underwritten by such Company bears to the aggregate amount of the attached Bond.

10. In the event of the termination or cancellation of the attached Bond as to any Company, such Company alone shall be liable to the Insured for any return premium due the Insured on account of such termination or cancellation. The termination or cancellation of the attached Bond as to any Company other than the Controlling Company shall not terminate, cancel or otherwise affect the liability of the other Companies under the attached Bond.

11. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond other than as stated herein.

12. This Rider shall become effective as of 12:01 a.m. on 01/31/2019 standard time.

FXS 11 05 (Ed. 05/14)	(Page 2 of 3 )

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FXS 11 05 (Ed. 05/14)	(Page 3 of 3 )

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FI 73 41 (Ed. 04/17)

In Witness Clause

In Witness Whereof, we have caused this Financial Institution Bond to be executed and attested, and, if required by state law, this Financial Institution Bond shall not be valid unless countersigned by our authorized representative.

Copyright Great American Insurance Co., 2009
FI 73 41 (Ed. 04/17)

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AMENDED 06/03/2019		015466
		FI 70 12 (Ed. 05 12)

	Bond No.	XSC 2638583 17 01
	Effective Date of Change 06/03/2019

BOND CHANGES

NAMED INSURED BNY Mellon Large Cap Securities Fund, Inc. AND ADDRESS: 200 Park Avenue New York, NY 10166

THIS RIDER CHANGES THE BOND. PLEASE READ IT CAREFULLY.	AGENT'S NAME AND ADDRESS: Marsh USA Inc 1166 Avenue of the Americas New York, NY 10036

Insurance is afforded by the Company named below, a Capital Stock Corporation: Great American Insurance Company

BOND PERIOD: From 01/31/2019 To 01/31/2020 12:01 A.M. Standard Time at the address of the Named Insured

The First Named Insured is amended to: BNY Mellon Large Cap Securities Fund, Inc. FORMS AND RIDERS hereby added: FI7012 05-12 FORMS AND RIDERS hereby amended: FORMS AND RIDERS hereby deleted:

FI 70 12 (Ed. 05/12)	(Page 1 of 1)